Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated December 22, 2025, relating to the consolidated financial statements, and related notes of Barnwell Industries, Inc. and subsidiaries appearing in the entity’s Annual Report on Form 10-K for the year ended September 30, 2025.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/Waver and Tidwell, L.L.P.
Weaver and Tidwell, L.L.P.

Dallas, Texas
January 12, 2026